UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2009 (February 9, 2009)

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in charter)

North Carolina	000-22062	56-1814206
(State or other Jurisdiction of Incorporation	(Commission File No.)	(I.R.S. Employer Identification No)

132 North First Street Albemarle, North Carolina	28001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 704-982-4415

N/A

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009 the company entered into a Relocation Assistance Agreement with Brendan P. Duffey, the company’s Executive Vice President and Chief Operating Officer. Pursuant to the Agreement the company agreed to assist the employee with the sale of the employee’s current principal residence, in connection with the relocation of the employee’s principal residence to a location in the vicinity of the company’s headquarters. The Agreement provides for the following:

•	The company is granted an option to purchase the current residence for an amount equal to the appraised value thereof, which is $525,000;

•	The company deposits with the employee an amount equal to the appraised value of the current residence;

•	The employee and his spouse execute and deposit with the company a general warranty deed to the current residence, with the name of the grantee left blank;

•	The employee may market the current residence for sale to third parties, and during that period the company will pay or reimburse the employee for the carrying costs on the current residence;

•	The employee must approve any contract to sell to a third party the current residence;

•	Pending a sale of the current residence the company will have the right of physical possession of the current residence and may rent it to third parties and retain any rental income;

•

In the event the employee sells to a third party the current residence the name of the purchaser will be entered on the deed held by the company, the company will cause the deed to be delivered to the purchaser, and the purchase price will be delivered to the company;

•

In the event the employee does not within one year enter into a purchase and sale agreement providing for the sale to a third party of the current residence, the company may exercise its option to purchase the current residence and apply to the option purchase price the amount previously deposited with the employee; and

•

To the extent (1) the sum of the third party purchase price paid to the company or the option purchase price paid by the company, plus any rental income retained by the company, is greater or less than (2) the sum of the deposit plus the carrying costs paid or reimbursed by the company, the positive or negative difference will be paid to the employee by the company (in the case of a positive difference) or to the company by the employee (in the case of a negative difference), as applicable.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 of this form 8-K, and which is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Document
Exhibit 10.1	Relocation Assistance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: February 27, 2009

Exhibit Index

Exhibit No.	Description of Document
Exhibit 10.1	Relocation Assistance Agreement dated February 27, 2009

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